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EXHIBIT 24.1

POWER OF ATTORNEY

        Each of the undersigned officers and directors of Marconi Corporation plc hereby severally constitutes and appoints Michael Parton and John Devaney, and each of them singly, the true and lawful attorney with full power to them, and each of them singly, to sign for the undersigned and in his or her name in the capacities indicated below, to sign the Annual Report on Form 10-K for the year ended March 31, 2004 of Marconi Corporation plc and any and all amendments thereto, and generally to do all such things in the undersigned's name and behalf in such capacities to enable Marconi Corporation plc to comply with the applicable provisions of the Securities Exchange Act of 1934, as amended, and all rules and regulation thereunder, and all requirements of the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms all that said attorneys or any of them shall lawfully do or cause to be done by virtue hereof.

Signature	Capacity	Date

/s/ JOHN FRANCIS DEVANEY John Francis Devaney	Chairman of the Board of Directors	June 9, 2004
/s/ MICHAEL WILLIAM PARTON Michael William John Parton	Director and Chief Executive Officer (Principal Executive Officer)	June 9, 2004
/s/ PAVITER SINGH BINNING Paviter Singh Binning	Director and Chief Financial Officer (Principal Financial Officer)	June 9, 2004
/s/ MICHAEL KENT ATKINSON Michael Kent Atkinson	Director	June 9, 2004
/s/ MICHAEL JOHN DONOVAN Michael John Donovan	Director	June 9, 2004
/s/ KATHLEEN RUTH FLAHERTY Kathleen Ruth Flaherty	Director	June 9, 2004
/s/ PETER CHARLES FLETCHER HICKSON Peter Charles Fletcher Hickson	Director	June 9, 2004
/s/ WERNER KARL KOEPF Werner Karl Koepf	Director	June 9, 2004
/s/ DOUGLAS FRANCIS MCWILLIAMS Douglas Francis McWilliams	Director	June 9, 2004

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  EXHIBIT 24.1
POWER OF ATTORNEY